UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 20, 2017

Air Products and Chemicals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-4534	23-1274455
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania 18195-1501

(Address of principal executive offices)

Registrant’s telephone number, including area code: (610) 481-4911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure

On January 20, 2017, Air Products and Chemicals, Inc. (“Air Products”) made an announcement pursuant to Rule 3.7 of the Hong Kong Code on Takeovers and Mergers, at the request of the Executive of the Securities and Futures Commission of Hong Kong, and published on the website of The Stock Exchange of Hong Kong Limited, confirming, among other things, the submission by Air Products of a letter of interest to the Board of Directors of Yingde Gases Group Company Limited (“Yingde Gases”) setting forth the terms of a preliminary, non-binding indication of interest to acquire all of the outstanding shares of Yingde Gases, subject to the satisfaction of certain conditions described therein. A copy of the announcement is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed by Air Products under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01   Financial Statements and Exhibits

(d)	Exhibits.

99.1	Announcement Pursuant to Rule 3.7 of the Hong Kong Code on Takeovers and Mergers In Respect of a Possible Offer by Air Products for Yingde Gases Group Company Limited, dated January 20, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIR PRODUCTS AND CHEMICALS, INC.
(Registrant)

January 20, 2017	/s/ M. Scott Crocco
M. Scott Crocco
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

99.1	Announcement Pursuant to Rule 3.7 of the Hong Kong Code on Takeovers and Mergers In Respect of a Possible Offer by Air Products for Yingde Gases Group Company Limited, dated January 20, 2017

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